UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2006

No Borders Inc
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-1738

Nevada	88-0429812
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

18301 Von Karman, Irvine CA 92613
(Address of Principal Executive Offices)
(Zip Code)

949- 251-0250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Registrant's By-laws

On February 28, 2007, our By-Laws were amended by resolution of our Board of Directors. The following is a summary of the amendments made to the By-Laws:

1. The amended By-Laws provide that there shall be no less than three directors as opposed to a minimum of one director.
2. The amended By-laws change the date of meeting of shareholders from May 1 to October 1.
3. The amended By-laws add a Chief Executive Officer to the list of officers.
4.. The amended By-laws change reference to a majority or other proportion of shares to a majority or other proportion of the voting power of shares
5. The amended By-Laws add that any class or series of shares issued pursuant to a resolution adopted by the Board of Directors which provides for more than one vote per share on any matters will be entitled to the number of votes relating to any matter upon which each such share within such class or series of shares is entitled to vote, as required by such resolution.

 ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K
Eshibit 9,01(d) -Full Text of Amended By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NO BORDERS, INC.

Date: February 28, 2007	By:	/s/ Robert M. Rosenfeld
Robert M. Rosenfeld
Title: Chief Executive Officer